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                                                                      EXHIBIT j.

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated July 15, 2003, on the financial statements and financial highlights of VALIC Company I (comprised of Asset Allocation Fund, Blue Chip Growth Fund, Capital Conservation Fund, Government Securities Fund, Core Equity Fund, Growth & Income Fund, Health Sciences Fund, Income & Growth Fund, International Equities Fund, International Government Bond Fund, International Growth I Fund, Large Cap Growth Fund, Mid Cap Index Fund, Money Market I Fund, Nasdaq-100 (R) Index Fund, Opportunities Fund, Science & Technology Fund, Small Cap Fund, Small Cap Index Fund, Social Awareness Fund, Stock Index Fund, and Value Fund) as of and for the year ended May 31, 2003 in the Post-Effective Amendment Number 38 to the Registration Statement (Form N-1A No. 2-83631/811-3738).

                                                              ERNST & YOUNG LLP

Houston, Texas
September 18, 2003